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                                                                   Exhibit 99.3

4th QUARTER 2001 EARNINGS REVIEW
JANUARY 22, 2002
NEW YORK CITY

Thanks Kevin. Good morning everyone and welcome to our review of fourth quarter earnings. I thank you for your presence and interest. My remarks will be brief and cover three areas: a quick summary of results for the year, a more detailed summary of the fourth quarter and, finally, our outlook for 2002.

We think that operating earnings for the year of $8.04 billion or $4.95 per diluted share was quite an achievement (these numbers exclude the business exit charges we announced in August). Clearly, the economy in the second half of last year was in worse shape than any of us would have predicted a year ago. While overall performance improved nicely from results in 2000, earnings were even more impressive as the year progressed when compared to many of our peers. Although slightly short of our own $5.00 plus goal, our results were up 5 percent from comparable earnings in 2000 and were in line with consensus from a year ago. To say the least, we are very pleased overall with how our people performed in a very tough environment.

Consumer and Commercial Banking showed strong results, growing revenue 7 percent and earnings more than 6 percent, driven by great performance in card services and mortgage banking supplemented by continued improvement in efficiency and productivity. Global Corporate and Investment Banking leveraged the diversification of their capabilities and grew revenues 13 percent while pruning the loan portfolio. Despite market declines, the Asset Management Group still grew revenues while assets under management grew $36 billion. These three businesses overall still produced revenue growth of 8 percent and expense growth of 4 percent, which was essentially in line with our long-term goals that we outlined for you at our investor conference in November. This operating leverage offset the 54 percent jump in credit provision and the dramatic reduction in activity from Principal Investing.

But more important than last year's results to us now is what we have done to position Bank of America to be both stronger and better able to produce consistent quality earnings growth going forward. The tier one capital ratio ended the year at 8.3 percent versus 7.5 percent at the end of last year as we repurchased more than 82 million shares for $4.7 billion in 2001. Domestic deposits increased $22 billion from the end of 2000 or more than 7 percent. Liquidity and funding was enhanced as the loan-to-domestic-deposit ratio ended the year at 99 percent, quite an improvement from 126 percent a year ago and the strongest liquidity position we have had since the Texas acquisition a decade ago. During the year we began the important process of implementing Six Sigma throughout the organization to improve processes that will lead to top tier customer service. The net increase in checking accounts for the year substantially improved from results in previous years indicating that our efforts to provide the customer with a better banking experience is taking hold. Customer satisfaction scores, customer retention and associate retention all showed improvement.

Loans are down $63 billion from a year ago as we exited businesses or relationships that were unprofitable or didn't fit our strategic profile such as sub-prime real estate, certain emerging market areas, auto leasing and unprofitable commercial and corporate


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relationships. The allowance for loan losses at yearend increased to 2.1 percent of the loan portfolio from 1.7 percent a year ago. As the economy weakened, we were proactive with problem credits either through direct exits via market sales or through charge-offs. As part of our decision to realign our workout efforts for problem credits, a wholly-owned subsidiary, Strategic Solutions, Inc., was established last year. SSI's goal is to provide a more effective means of problem asset resolution. As a result, we believe our efforts in 2001 have positioned Bank of America to be very prepared to address the challenges that lie ahead and react quickly to unforeseen occurrences, either good or bad.

Turning to the fourth quarter, earnings were $2.1 billion or $1.28 per share on a diluted basis, up 51 percent from $.85 per share a year ago and flat with the results in the third quarter of 2001. We had several unusual items in the quarter which I will recap for you at the end. By the way, unless noted, all my comments on fourth quarter results will be in comparison to third quarter operating results. Loans during the quarter reflected the same trends we have been seeing all year with nice growth in credit card and consumer mortgages more than offset by expected decreases in our corporate and commercial portfolios. Managed consumer loans, excluding the portfolios we are exiting or running off (consumer finance, auto leasing and manufactured housing), increased an annualized 6 percent in the fourth quarter. Benefiting all our businesses was deposit growth across our consumer and commercial segments and the decline in short term rates relative to long term rates in the fourth quarter. These factors resulted in an increase in net interest income for the corporation of 4 percent from the third quarter and an expansion of the margin to 3.95 percent. For the year, the margin improved 48 basis points to 3.68 percent and net interest income increased 11 percent.

Securities gains for the quarter totaled $393 million and were the result of our decision in early November to begin positioning for higher rates. The objective was to reduce the extension risk in the securities portfolio by moving out of mortgage securities. Reductions in mortgage passthrough securities significantly reduced the prepayment and extension risk in the portfolio as rates bottomed out (and we have continued further reductions since yearend). Approximately 80 percent of the gains were taken in the first half of November at the low in rates. This allowed us to reinvest, reducing the negative impact on future interest flows.

Not connected with the securities gains, but affecting the balance sheet, were two consumer finance securitizations completed late in the quarter totaling approximately $18 billion. They were rated AAA and added to the securities portfolio. Of the $22 billion in consumer finance real estate loans on the balance sheet at the end of June, only $1 billion, approximately, remains for disposition either later this quarter or early in the second quarter. All our actions in exiting the consumer finance real estate business since August have been in line with our original expectations.

Turning to fee revenue in the quarter, trends in several of our businesses were quite satisfying. The Consumer and Commercial Bank saw noninterest income increase 7 percent from third quarter levels driven by service charges, mortgage banking and card services. Service charges increased 5 percent from the third quarter due to seasonal activity. Mortgage banking income increased 53 percent helped by an increase in first mortgage originations from $16 billion to $23 billion. Since exiting the less profitable correspondent business, retail mortgage originations have grown to almost 75 percent of total mortgage originations. Card income grew modestly during the quarter as managed consumer card outstandings grew 3 percent and purchase volumes grew 8 percent, not quite to our levels



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prior to 9/11, but still strong. Debit card revenue continued to grow due to higher purchase volume (8 percent) and increased card activation (6 percent). Our 15 percent growth in active on-line banking subscribers continues to help customer retention.

Global Corporate and Investment Banking revenue included a 55 percent increase in investment banking income to $473 million partially offset by decreases in trading and other income. Investment banking income was at record levels reflecting increases in all categories. Securities underwriting increased 47 percent to $232 million as debt underwriting (both high grade and high yield) increased 24 percent and equity underwriting more than doubled in the quarter. Loan syndication fees were up 47 percent, as well, to $122 million. Advisory services more than doubled to $104 million. Deal flow in the investment bank was unusually strong through December, a time that is normally slow. For the year, investment banking income was up in a very difficult environment as our debt capabilities overcame the weakness in the equity markets. Total trading related revenue, which includes both fee and net interest income, was down 12 percent from the third quarter to $703 million. The decline was a result of lower market volatility and fewer client opportunities as the year wound down. Other income in GCIB was down as several items went the opposite way this quarter including lower leasing gains of $24 million and a writedown of securities related to a CLO of approximately $21 million

Fee income in the Asset Management Group was up two percent as market sentiment became more positive. Assets under management increased $32 billion, or 12 percent, to $314 billion driven by a 10 percent increase in equities-based funds due to market appreciation and a 16 percent increase in money market and other short term funds. While growth in money market mutual funds gets underplayed, we find the business economically attractive and an important product that creates value for the client and expands our relationship. Over the past three years, we have tripled assets managed in our money market funds to $123 billion. We have also increased our market share to almost six percent from under 4 percent two years ago.

Looking at our fourth business segment Equity Investments, noninterest income was a negative $55 million as impairment in the Principal Investing portfolio of approximately $245 million was partly offset by cash gains and market appreciation in the public portfolio. Total impairment in Principal Investing for the year was approximately $335 million versus cash gains of $425 million.

Switching to noninterest expense, total expense levels for the corporation were up from third quarter levels (excluding business exit costs), partly reflecting our normal fourth quarter surge in all the businesses. In addition, incentive compensation rose in conjunction with higher investment banking revenues. Litigation expense increased by $334 million to cover some small settlements in the quarter and also to add to the legal reserve to cover increased exposure to existing litigation. A severance charge of $150 million, associated with ongoing programs to improve efficiency throughout the corporation, was also recorded in personnel expense in the quarter.

Turning to credit quality, we added approximately $210 million to the allowance for credit losses in the fourth quarter, reflecting provision expense of $1.4 billion and charge-offs of $1.2 billion. Charge-offs increased $338 million over third quarter levels (excluding business exit costs) due mainly to Enron charge-offs of $210 million. It is a matter of corporate policy not to discuss specific client relationships, but due to the publicity and interest surrounding Enron, we are making an exception. As of 12/31/01 we had the following exposure to Enron:



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$42 million of unsecured nonperforming loans written down $187 million or 82 percent, $184 million of secured nonperforming loans written down $23 million or 11 percent, $46 million in undrawn letters of credit and minor counterparty exposure, and approximately $60 million in loans to companies in which Enron has an investment but which we believe are not dependent on Enron's financial situation. The CLO writeoff of $21 million that I referred to earlier was Enron related. We think we have been aggressive in treatment of our credit exposure to Enron. Our reserves should be more than adequate to handle any additional charge-offs going forward. Excluding Enron, net charge-offs increased over third quarter levels due mainly to higher commercial charge-offs. The managed bankcard charge-off ratio increased from 4.81 percent to 4.90 percent while 30-day delinquencies were 4.12 percent versus 3.96 percent earlier. NPAs rose $385 million or 9 percent in the quarter with more than half due to Enron. At yearend, NPAs represented 1.5 percent of the loan portfolio. The allowance for loan losses was at 2.1 percent of loans and 153 percent of nonperforming loans.

As I mentioned earlier, Strategic Solutions Inc. was funded as a subsidiary in 2001 to manage distressed assets. Approximately 350 associates from GCIB and Commercial Banking were transferred to SSI in August. Their mission is to provide a more effective means of problem asset resolution and to coordinate exit strategies including bulk sales, collateralized debt obligations, and other creative resolutions. Since the third quarter, through SSI, we completed a sale of $313 million of nonperforming and near nonperforming loans as part of a structured CDO transaction. In all, we have sold approximately $950 million of problem loans designed to reduce our existing and future problem credit exposure. The realignment of workout activities in SSI and the transfer of ownership from existing Bank of America legal entities to SSI resulted in a tax benefit of $418 million that is the primary driver behind the 17 percent effective tax rate in the fourth quarter

Another issue in the news is Argentina. At yearend we had total exposure of approximately $745 million. $478 million represented loans and letters of credit predominately to subsidiaries of foreign multinationals. All but $20 million of the $478 million is denominated in dollars. There is an additional $108 million in reserves in the central bank. Most of the remaining exposure represents government securities principal investments, and some derivatives. There are NPAs of $37 million. We have identified reserves appropriate to our understanding of the risk at this time. As most of you know, we have been disclosing our Asian and Latin American exposure in SEC documents over the past several quarters. Since yearend 2000, our exposure to Argentina has dropped by 30 percent

Before I talk about our outlook for 2002, let me summarize some of the larger unusual items that impacted fourth quarter earnings. Those items that added to the bottom line included lower tax expense of approximately $418 million due to the SSI transaction and securities gains of $393 million. Those items that subtracted from the bottom line included higher litigation expense of $334 million, severance expense of $150 million, an increase in the loan loss reserve $207 million, Principal Investing impairment of $245 million and Enron credit losses of $231 million. I think I am safe in saying that we won't experience a plethora of items of this magnitude over the next few quarters

Let me spend the rest of my time today discussing our outlook for this year. I can't help but recall Yogi's quote "It's deja vu all over again", given the economic uncertainty we face today versus what we were looking at last year from this same podium. We don't expect to see any significant economic growth until sometime in the third quarter of 2002. As a result,


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we think the Fed has probably one more rate cut left in the first quarter and then expect to see rising rates and some flattening of the curve later in the year. Compared to yearend loan levels, we are looking for very modest loan growth in 2002 as consumer lending and initial recovery in the commercial markets outpace further reduction in unprofitable corporate relationships. Consumer lending will continue to be focused on branch-based mortgages, home equity loans, credit cards and small business credits. Versus yearend levels, we are looking for total managed loan growth of around 1 to 2 percent. Other earning assets will fluctuate around yearend levels as trading assets and investment securities could easily move higher or lower depending on market conditions and use of off-balance sheet instruments for asset/liability management purposes. With modest loan growth and the carryover impact of exiting consumer finance, we are looking for net interest income to be flat to up slightly.

As I partially referenced earlier, the balance sheet is currently positioned to be slightly asset sensitive to a rise in rates with some curve flattening. The impact of a gradual rate change of 100 basis points plus or minus over 12 months will impact net interest income less than one percent either way. Due to the consumer finance securitizations that we discussed earlier, we will see a reduction in net interest income in the first quarter. Much of the decrease is the result of lower yields of the securities and actual loan paydowns versus the income from consumer finance loans in the fourth quarter. This reduction associated with these securitizations will be approximately $200 to $250 million with a corresponding drop in margin. Other factors impacting net interest income in the first quarter would include two less days in the quarter. On the fee side, we are looking for continued positive trends in our consumer and commercial business in the areas of service charges, card income and mortgage banking income. Mortgage banking income should benefit as we expand our origination capacity by rolling out new tools and product capabilities to our branch associates in 2002. Asset management is expected to show mid-single digit increases in fee revenue given the investments made in 2001 to grow the business and higher market valuations. In Global Corporate and Investment Banking we are looking for increases in global cash management and only a modest pickup in both investment banking and trading. We haven't cut our investment banking and trading platforms as dramatically as our peers and are positioned to rebound quickly when the market picks up. Equity investment gains should see some pickup in 2002 as the economy starts to rebound and should exceed 2001 results especially since we don't expect to see the same level of impairment. To sum up, fee revenue growth in total is expected to be in the mid to higher single digits for 2002. Total revenue including net interest income and fee income is expected to be up 3 to 5 percent in 2002, less growth than we experienced in 2001

On the expense front, we will continue to invest incremental resources in those businesses that will produce long-term and profitable revenue growth. But having said that, expense growth will remain minimal, after adjusting for lower goodwill amortization, as we continue to look for greater efficiency and productivity in the corporation. As most of you know, FASB142 starts in the first quarter of this year and will result in lower amortization expense per quarter to the tune of 9 cents per share. Both Ken and I, as the year progresses, will scrutinize spending levels in the various businesses to ensure that investments are paying their way. Should we not achieve the expected growth because of execution, interest rate environment or market conditions, we will take quick action to further constrain expenditures.


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Turning to credit quality, our outlook remains essentially the same as we outlined for you in early December. Fourth quarter charge-offs would have been north of $900 million in the fourth quarter if you adjust for Enron. In 2002, we expect quarterly charge-offs to average at least at that level and probably higher. Higher consumer charge-offs, mainly credit card, will drive increases for the year while commercial and corporate charge-offs will remain at high levels. Provision expense should track net charge-offs for the most part. Nonperforming assets are expected to rise at least through the first half of 2002 although levels will fluctuate depending on the level of asset sales and charge-offs.

Turning to capital trends, while we expect to keep our Tier 1 ratio at high levels, we should still have plenty of room to pay an attractive dividend and still buy back shares. Actual cash flow easily exceeded the $8 billion used for share repurchases and dividends in 2001 and we expect the same dynamics to work in 2002, considering balance sheet growth will be minimal

So, when you take all these comments into consideration, you should arrive at an earnings number that should be close to the current consensus of $5.63 which, on an apples-to-apples basis (after adjusting for FAS142), is a 6 percent increase in diluted earnings per share. With that, let me now open the floor up for questions - I appreciate your attention.


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